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                                                                   EXHIBIT 99.11





                FIRST FINANCIAL CORPORATION OF WESTERN MARYLAND
                              118 Baltimore Street
                          Cumberland, Maryland  21502

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                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           To Be Held on May 8, 1997

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TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of First Financial Corporation of Western Maryland (the "Corporation") will be held on Thursday, May 8, 1997 at 10:00 a.m., local time, at the Cumberland Country Club, 10200 Country Club Road, Cumberland, Maryland, for the purpose of considering and acting upon the following:

     1. Approval of the Agreement and Plan of Merger, dated as of November 26, 1996, between the Corporation and Keystone Financial, Inc., a Pennsylvania corporation ("Keystone"), which provides for the merger of the Corporation into Keystone and the conversion of each outstanding share of the Corporation's Common Stock into either 1.29 shares of Keystone Common Stock or an equivalent amount in cash, as elected by each shareholder in the manner and subject to the limitations described in the accompanying Joint Proxy Statement/Prospectus;

     2. Such other matters as may properly come before the Special Meeting or any adjournments thereof.


     Only shareholders of record at the close of business on March 21, 1997 are entitled to notice of and to vote at the Special Meeting.



     ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AND FORM OF ELECTION CARD PROMPTLY IN THE ENCLOSED ENVELOPES, WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING. If you attend the Special Meeting you may, if you wish, withdraw your proxy and vote your shares in person and, similarly, submit a new form of election card.

                                         By Order of the Board of Directors

                                         /s/ Patrick J. Coyne
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                                         Patrick J. Coyne
                                         Chairman, President and
                                         Chief Executive Officer

   April 4, 1997